UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street		33178
Miami,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, Scott T. Parker resigned from his position as Ryder System, Inc.’s (the “Company”) Executive Vice President and Chief Financial Officer, effective May 6, 2021. Mr. Parker’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies or practices. Mr. Parker will remain with the Company to assist with the transition until his departure on June 4, 2021.

On May 6, 2021, the Company’s Board of Directors (the “Board”) appointed Mr. John J. Diez, the Company’s current President, Global Fleet Management Solutions (“FMS”), as the Company’s Executive Vice President and Chief Financial Officer, effective May 6, 2021. Mr. Tom Havens, current Senior Vice President and Global Chief of Operations, FMS was appointed to succeed Mr. Diez as President, FMS, effective May 6, 2021.
Mr. Diez joined the Company in 2002 as Assistant Controller and has extensive industry and finance experience. He has held various leadership roles, most recently as President, FMS since August 2019. Prior that role, he was President, Dedicated Transportation Solutions (“DTS”) from March 2015 to August 2019, Senior Vice President of Ryder, DTS from March 2014 to February 2015, Senior Vice President of Asset Management, FMS from January 2011 to February 2014, and Senior Vice President Global Field Finance from March 2008 to December 2010. Mr. Diez is also a Certified Public Accountant and prior to joining the Company he worked in the audit practice of KPMG LLP.

Mr. Havens joined the Company in 1993 and has also held various leadership positions. Since November 2012, Mr. Havens has served as Senior Vice President and Global Chief of Operations, FMS. Prior to that role, he was Vice President and General Manager, FMS Canada from September 2011 to November 2012, Vice President of Operations, FMS from July 2007 to August 2011 and General Director of Asset Management from July 2003 to July 2007.

In connection with the appointment of Mr. Diez, the Company’s Compensation Committee approved a one-time equity award valued at $500,000, comprised of performance-based restricted shares for the 2021–2023 performance period, subject to continued employment. The remainder of Mr. Diez’s compensation arrangement will remain unchanged.

In connection with the appointment of Mr. Havens, the Company’s Compensation Committee approved the following compensation arrangement: (1) annual base salary of $550,000, (2) annual target bonus opportunity equal to 100% of base salary and (3) a one-time equity award valued at $500,000, comprised of performance-based restricted shares for the 2021–2023 performance cycle, subject to continued employment.

For both Mr. Diez and Mr. Havens, the equity awards will be granted pursuant to the Company’s Amended 2019 Equity Compensation Plan. In addition, Mr. Diez and Mr. Havens are eligible for future awards under the Company’s Long-Term Incentive Program.

The Company also anticipates entering into an agreement with Mr. Haven that will provide for severance benefits substantially similar to those currently provided to current members of the Company’s leadership team.
There are no family relationships between Mr. Diez and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Diez requiring disclosure under Item 404(a) of Regulation S-K. Similarly, there are no family relationships between Mr. Havens and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Havens requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on May 6, 2021, announcing the appointments of Mr. Diez and Mr. Havens. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release issued by Ryder System, Inc. on May 6, 2021
Exhibit 104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic Executive Vice President, Chief Legal Officer and Corporate Secretary